DRAFT OF SEPTEMBER 20, 2006, SUBJECT TO CHANGE
__________, 2006

Pioneer Variable Contracts Trust
60 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form N-14 which includes the combined proxy statement and prospectus relating to the Agreement and Plan of Reorganization (the "Agreement") made as of ______________ by and between Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust'), on behalf of its series, Pioneer Ibbotson Moderate Allocation VCT Portfolio ("Acquiring Portfolio"), and the Trust, on behalf of its series, Pioneer Balanced VCT Portfolio ("Acquired Portfolio"). Pursuant to the Agreement, Acquired Portfolio will (1) sell all of its portfolio securities for cash; (2) distribute to its shareholders all of its investment company taxable income, net tax-exempt income (if any) and net capital gain for its last taxable year; (3) transfer all of its assets to Acquiring Portfolio in exchange solely for (a) the assumption by Acquiring Portfolio of all of the Assumed Liabilities of Acquired Portfolio, as defined in the Agreement (the "Acquired Portfolio Liabilities"), and (b) the issuance of shares of beneficial interest of Acquiring Portfolio (the "Acquiring Portfolio Shares") to Acquired Portfolio; and (4) distribute, in liquidation of Acquired Portfolio, the Acquiring Portfolio Shares to the shareholders of Acquired Portfolio (the foregoing together constituting the "Transaction"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Portfolio dated ___________; (ii) the statement of additional information for Acquiring Portfolio dated _____________; (iii) the prospectus for Acquired Portfolio dated __________; (iv) the statement of additional information for Acquired Portfolio dated ___________; (v) the Notice of Special Meeting of Shareholders Scheduled for __________ and the Registration Statement;
(vi) the Agreement; (vii) the tax representation certificates relevant to this opinion delivered by Acquired Portfolio and Acquiring Portfolio (the "Representation Certificates"); and (viii) such other documents as we deemed necessary or relevant to our analysis.

In our examination of documents, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed, with your permission, that (i) all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the
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Pioneer Variable Contracts Trust
_________, 2006
Page 2

Agreement without the waiver or modification of any such terms and conditions;
(ii) all representations contained in the Agreement, as well as those representations contained in the Representation Certificates, are, on the date hereof, and will be, at the consummation of the Transaction and thereafter as relevant, true and complete; (iii) any representation made in any of the documents referred to herein "to the knowledge and belief" (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification; and (iv) as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently any of the above assumptions or representations but, in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

The conclusions expressed herein represent our judgment as to the proper treatment of the Transaction for United States federal income tax purposes based upon the relevant provisions of the Code, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion. We cannot give any assurance that such laws will not be amended or otherwise changed after the consummation of the Transaction or that any such changes will not affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon the Internal Revenue Service (the "IRS") or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

This opinion is limited to the specific United States federal income tax consequences of the Transaction referred to below. It does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transaction or any other transaction, including any transaction undertaken in connection with the Transaction. This opinion may not apply to certain taxpayers who are subject to special circumstances, such as taxpayers who are not citizens or residents of the United Sates, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or foreign currencies, or persons who hold their shares as part of a straddle or conversion transaction.

On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the discussion under the heading "Tax Status of the Reorganization of Pioneer Balanced VCT Portfolio into Pioneer Ibbotson Allocation VCT Portfolio" in the Registration Statement, subject to the limitations and qualifications described therein, and to the extent the matters discussed constitute matters of U.S. federal income tax law, is accurate in all material respects.

As indicated above, our opinion is based solely on the documents that we have examined, including without limitation the Representation Certificates, and the assumptions described herein. If any of the facts or representations contained in such documents is, or later becomes,

Pioneer Variable Contracts Trust
________, 2006
Page 3

inaccurate in any material respect, or if any of the assumptions we have made is, or later becomes, unfounded in any material respect, our opinion may be adversely affected and may not be relied upon.

This opinion is intended for your use as an exhibit to the Registration Statement. It may not be used or relied upon for any other purpose or by any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Transaction. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.



                                                         Very truly yours,

                                                         WILMER CUTLER PICKERING
                                                         HALE AND DORR LLP


                                                         By: ___________________

                                  DRAFT OF SEPTEMBER 20, 2006, SUBJECT TO CHANGE


__________, 2006

Pioneer Variable Contracts Trust
60 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization (the "Agreement") made as of ___________ by and between Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), on behalf of its series, [Pioneer International Value VCT Portfolio] [Pioneer Oak Ridge Large Cap Growth VCT Portfolio] ("Acquiring Portfolio"), and the Trust, on behalf of its series, [Pioneer Europe VCT Portfolio] [Pioneer AmPac Growth VCT Portfolio] ("Acquired Portfolio"). Pursuant to the Agreement, Acquiring Portfolio will acquire all of the assets of Acquired Portfolio in exchange solely for (i) the assumption by Acquiring Portfolio of all of the Assumed Liabilities of Acquired Portfolio as defined in the Agreement (the "Acquired Portfolio Liabilities"), and (ii) the issuance of shares of beneficial interest of Acquiring Portfolio (the "Acquiring Portfolio Shares") to Acquired Portfolio, followed by the distribution by Acquired Portfolio, in liquidation of Acquired Portfolio, of the Acquiring Portfolio Shares to the shareholders of Acquired Portfolio and the termination of Acquired Portfolio (the foregoing together constituting the "Transaction"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Portfolio dated ________; (ii) the statement of additional information for Acquiring Portfolio dated ___________; (iii) the prospectus for Acquired Portfolio dated __________; (iv) the statement of additional information for Acquired Portfolio dated __________; (v) the Notice of Special Meeting of Shareholders Scheduled for __________ and the accompanying proxy statement and prospectus on Form N-14; (vi) the Agreement; (vii) the tax representation certificates delivered pursuant to the Agreement and relevant to this opinion (the "Representation Certificates"); and (viii) such other documents as we deemed necessary or relevant to our analysis.

In our examination of documents, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed, with your permission, that (i) all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Certificates are, on the date hereof, and will be, at the consummation of the Transaction and thereafter as relevant, true and complete; (iii) any representation made in any of the documents referred to herein "to the knowledge and belief" (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification; and (iv) as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently any of the above assumptions or representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

The conclusions expressed herein represent our judgment as to the proper treatment of the Transaction for United States federal income tax purposes based upon the relevant provisions of the Code, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion. We cannot give any assurance that such laws will not be amended or otherwise changed after the consummation of the Transaction or that any such changes will not affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon the Internal Revenue Service (the "IRS") or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

This opinion is limited to the specific United States federal income tax consequences of the Transaction set forth below. It does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transaction or any other transaction, including any transaction undertaken in connection with the Transaction.

On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the acquisition by Acquiring Portfolio of the assets of Acquired Portfolio solely in exchange for the issuance of Acquiring Portfolio Shares to Acquired Portfolio and the assumption of the Acquired Portfolio Liabilities by Acquiring Portfolio, followed by the distribution by Acquired Portfolio, in liquidation of Acquired Portfolio, of Acquiring Portfolio Shares to Acquired Portfolio shareholders in exchange for their Acquired Portfolio Shares and the termination of Acquired Portfolio, will constitute a "reorganization" within the meaning of
Section 368(a) of the Code.

As indicated above, our opinion is based solely on the documents that we have examined, including without limitation the Representation Certificates, and the assumptions described herein. If any of the facts or representations contained in such documents is, or later becomes, inaccurate in any material respect, or if any of the assumptions we have made is, or later becomes, unfounded in any material respect, our opinion may be adversely affected and may not be relied upon.

This opinion is being delivered to you solely in connection with the closing condition set forth in Section [___] of the Agreement. This opinion is intended solely for the benefit of you and the shareholders of Acquired Portfolio and it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
  _____________________